SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported)  May 6, 1996
                                                  ------------------------------


                                 ERD WASTE CORP.
- --------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                      33-76200            13-3121813
- --------------------------------------------------------------------------------
(State or other jurisdiction            (Commission         (IRS Employer
     of incorporation)                  File Number)        Identification No.)



               937 East Hazelwood Avenue, Rahway, New Jersey          07065
- --------------------------------------------------------------------------------
               (Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code  (908) 381-9226
                                                    ----------------------------



- --------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)



                         The Exhibit Index is on Page 4

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

                  On April 3, 1996, the Registrant, its wholly owned subsidiary ENSA Acquisition Corp. ("EAC") and Environmental Services of America, Inc. ("ENSA") entered into an Amended and Restated Agreement and Plan of Merger (the "Merger Agreement"). In order to facilitate the acquisition of ENSA, pursuant to the terms of the Amended and Restated Agreement and Plan of Merger, the Registrant, through EAC, launched a tender offer (the "Offer") on April 4, 1996 for the purchase of shares of common stock of ENSA at a purchase price of $1.66 per share. On May 1, 1996, the Registrant closed the tender offer after receiving in excess of 90% of the outstanding common stock of ENSA, on May 6, 1996 the Registrant purchased those shares for an aggregate purchase price of $5,865,967. Simultaneously with its entry into the Merger Agreement, the Registrant entered into a stock purchase agreement with the holders of more than 90% of each class of preferred stock of ENSA (the "Stock Purchase Agreement"). On May 6, 1996 the Registrant closed the Stock Purchase Agreement and purchased the preferred stock under the Stock Purchase Agreement for an aggregate purchase price of $1,253,614. The Registrant contemplates the completion of the merger of EAC into ENSA in the near future.

                  In order to partially finance the purchase of the common stock and preferred stock of ENSA, the Registrant obtained a $7.5 revolving credit facility (the "Revolving Facility") from Chemical Bank (the "Bank") pursuant to a loan agreement (the "Loan Agreement"), dated March 29, 1996. The Loan Agreement contains customary covenants, representations, warranties, events of default and indemnification provisions and customary conditions to the making advances under the Revolving Facility. The Company used approximately $7.2 million of the Revolving Facility for the purchase of the common stock and preferred stock of ENSA pursuant to the Offer. The Company will use the remainder of the Credit Facility and funds from working capital to purchase the remaining shares of common stock and preferred stock outstanding at the time of the merger of EAC into ENSA.

                  The Loan Agreement provides for the granting by the Registrant and each of its subsidiaries of a first priority security interest in all of the Registrant's and its subsidiaries' present and future accounts, contract rights, chattel paper, general intangibles, instruments and documents then owned or thereafter acquired, and in all machinery and equipment acquired by the Registrant and its subsidiaries after the date of the Loan Agreement.

                  The Registrant has no current intention to change the purpose for which the assets of ENSA are currently used.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, EXHIBITS

                  (a)      Financial statements of business acquired.

                  Audited balance sheets of ENSA and subsidiaries as at December 31, 1995 and December 31, 1994 and related statements of operations and cash flows for the years then ended and the year ended December 31, 1993.



                  (b)      Pro forma financial information.

                   It is  presently  impracticable  to  provide  the  pro  forma financial information required to be included in this Current Report on Form 8-K. Such pro forma financial information will be filed by amendment as soon as practicable.




                                   SIGNATURES


                  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

                                            ERD WASTE CORP.

                                            BY:   /S/ JOSEPH WISNESKI
                                                  ------------------------------
                                                  NAME:  JOSEPH WISNESKI
                                                  TITLE: PRESIDENT



DATE:  May 15, 1996

                                  EXHIBIT INDEX


         2.1 Agreement and Plan of Merger, dated as of April 3, 1996, among ERD Waste Corp., ENSA Acquisition Corp. and Environmental
                  Services  of  America,  Inc.,  incorporated  by  reference  to
                  Schedule 14d-1 filed by the Registrant on April 4, 1996.

         10.1 Loan Agreement, dated March 29, 1996, between the Registrant and Chemical Bank, incorporated by reference to Form 8K filed the Registrant on April 17, 1996 .

         99.1 Press release dated May 2, 1996 with respect to the purchase of tendered shares of common stock of Environmental Services of America, Inc.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
  and Stockholders
Environmental Services of America, Inc.
Rahway, New Jersey

        We have audited the accompanying consolidated balance sheets of Environmental Services of America, Inc. and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Environmental Services of America, Inc. and subsidiaries as of December 31, 1995 and 1994, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.


                                                COOPER, SELVIN & STRASSBERG LLP
                                                CERTIFIED PUBLIC ACCOUNTANTS


Great Neck, New York
March 30, 1996, except as to
 Note 10(c), the date of
 which is April 4, 1996


                                       F-1





                     ENVIRONMENTAL SERVICES OF AMERICA, INC.

                                AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS


                                     ASSETS
                                     ------


                                                                                                 DECEMBER 31,
                                                                                                 ------------
                                                                                         1995                    1994
                                                                                         ----                    ----

CURRENT ASSETS:
   Cash and cash equivalents                                                        $    661,192            $    600,272
   Accounts receivable, net of
      allowance for doubtful accounts
      of $447,605 and $469,605,
      respectively (Notes 4 and 5)                                                     8,754,953              10,821,411
   Prepaid expenses and deposits                                                         647,626                 771,666
   Prepaid and refundable income taxes                                                   370,286                   -
   Other current assets                                                                  218,560                 348,024
                                                                                     -----------             -----------

           Total Current Assets                                                       10,652,617              12,541,373
                                                                                     -----------             -----------

PROPERTY AND EQUIPMENT, net of
   accumulated depreciation and
      amortization (Notes 3 and 5)                                                     6,950,870               7,319,713
                                                                                     -----------             -----------

GOODWILL, net of accumulated
   amortization of $288,303 and
      $232,818, respectively                                                           1,500,234               1,555,719
                                                                                     -----------             -----------

OTHER ASSETS:
   Deferred permit costs                                                                 233,225                 290,809
   Customer list                                                                         111,638                 151,838
   Deferred income taxes (Note 8)                                                        425,900                  90,900
   Other                                                                                 277,987                 362,766
                                                                                     -----------             -----------

           Total Other Assets                                                          1,048,750                 896,313
                                                                                     -----------             -----------

                                                                                    $ 20,152,471            $ 22,313,118
                                                                                     ===========             ===========


                See Notes to Consolidated Financial Statements.


                                       F-2





                     ENVIRONMENTAL SERVICES OF AMERICA, INC.

                                AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS


                      LIABILITIES AND STOCKHOLDERS' EQUITY




                                                                                                 DECEMBER 31,
                                                                                                 ------------
                                                                                         1995                    1994
                                                                                         ----                    ----

CURRENT LIABILITIES:
   Current portion of long-term
      debt (Note 5)                                                                 $  2,089,290            $  1,148,149
   Notes payable - bank (Note 4)                                                       2,470,000               1,650,000
   Accounts payable and accrued expenses                                               6,754,497               8,127,843
   Income taxes payable                                                                   25,907                 140,909
                                                                                     -----------             -----------

           Total Current Liabilities                                                  11,339,694              11,066,901
                                                                                     -----------             -----------

LONG-TERM DEBT, less current
   portion (Note 5)                                                                    1,004,058               2,459,052
                                                                                     -----------             -----------
OTHER LONG-TERM LIABILITIES                                                              273,000                 273,000
                                                                                     -----------             -----------

COMMITMENTS AND CONTINGENCIES (Note 9)

STOCKHOLDERS' EQUITY (Notes 2, 6, and 7):
   Preferred stock, $.01 par value -
      authorized 2,000,000 shares:
      "Series B" - 10,258 shares
       issued and outstanding                                                                103                     103
      "Series C" - 3,200 shares
       issued and outstanding                                                                 32                      32
   Common stock, $.02 par value -
      authorized 10,000,000 shares, issued
      and outstanding 3,806,722 and
      3,801,722 shares, respectively                                                      76,135                  76,035
   Paid-in capital in excess of par                                                    5,828,079               5,819,579
   Retained earnings                                                                   1,631,370               2,618,416
                                                                                     -----------             -----------

            Total Stockholders' Equity                                                 7,535,719               8,514,165
                                                                                     -----------             -----------

                                                                                    $ 20,152,471            $ 22,313,118
                                                                                     ===========             ===========


                See Notes to Consolidated Financial Statements.


                                       F-3





                     ENVIRONMENTAL SERVICES OF AMERICA, INC.

                                AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                               FOR THE YEARS ENDED





                                                                                      DECEMBER 31,
                                                                                      ------------
                                                                  1995                   1994                   1993
                                                                  ----                   ----                   ----

Net sales                                                     $ 36,559,170           $ 32,784,213           $ 23,766,311
Cost of sales                                                   23,571,670             20,839,810             14,579,650
                                                               -----------            -----------            -----------
Gross profit on sales                                           12,987,500             11,944,403              9,186,661
                                                               -----------            -----------            -----------
Selling, general and admini-
   strative expenses                                            12,298,330              9,812,296              8,114,628
Depreciation and amortization                                    1,777,443              1,311,502                921,345
                                                               -----------            -----------            -----------
                                                                14,075,773             11,123,798              9,035,973
                                                               -----------            -----------            -----------
Income (loss) from operations                                  ( 1,088,273)               820,605                150,688
                                                               -----------            -----------            -----------
Other income (expenses):
   Non-operating income                                             73,776                 67,766                103,333
   Interest expense                                            (   555,743)           (   358,084)           (   167,437)
                                                               -----------            -----------            -----------
                                                               (   481,967)           (   290,318)           (    64,104)
                                                               -----------            -----------            ------------
Income (loss) before
   provision for income taxes                                  ( 1,570,240)               530,287                 86,584
Provision (benefit) for
   income taxes (Note 8)                                       (   588,000)               237,400                 54,500
                                                               -----------            -----------            -----------
Net income (loss)                                             $(   982,240)          $    292,887           $     32,084
                                                               ===========            ===========            ===========
Earnings (loss)
   per common share:                                          $(       .22)          $        .07           $        .01
                                                               ===========            ===========            ===========
Weighted average number of
   common shares and equiv-
   alent shares outstanding                                      4,446,811              4,312,465              3,963,601
                                                               ===========            ===========            ===========

                See Notes to Consolidated Financial Statements.


                                       F-4




                     ENVIRONMENTAL SERVICES OF AMERICA, INC.

                                AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993



                                      Common Stock          Preferred Stock          Treasury Stock
                                      ------------          ---------------          --------------         Paid in
                                  Number                   Number                  Number                 Capital in    Retained
                                of Shares     Amount     of Shares      Amount   of Shares      Amount   Excess of Par  Earnings
                                ---------     ------     ---------      ------   ---------      ------   -------------  --------

Balance - January 1,  1993       3,031,411   $ 60,629       14,952     $  150     (35,000)   $  (66,729)   $5,121,852  $ 2,309,768

Issuance of common
  stock in connection with
  acquisitions                      15,000        300         -             -        -           -             22,200        -

Cancellation of shares
  previously issued in
  connection with acquisi-
  tion of TRI-S, Inc.              (46,425)      (929)        -             -        -           -            (91,921)        -

Redemption of preferred
  and common stock                  (8,682)      (174)        (552)        (6)       -           -           (107,013)        -

Dividends - preferred stock          -          -             -             -        -           -              -           (9,194)

Net income - year ended
  December 31, 1993                  -            -           -             -        -           -               -          32,084
                                 ---------   --------       ------     ------     -------    ----------    ----------  -----------
                                 2,991,304    $59,826       14,400       $144     (35,000)     $(66,729)   $4,945,118   $2,332,658
                                 =========   ========       ======     ======     =======    ==========    ==========  ===========






                 See Notes to Consolidated Financial Statements.



                                       F-5






                     ENVIRONMENTAL SERVICES OF AMERICA, INC.

                                AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993



                                      Common Stock           Preferred Stock          Treasury Stock
                                      ------------           ---------------          --------------       Paid in
                                  Number                   Number                  Number                 Capital in    Retained
                                of Shares     Amount     of Shares      Amount   of Shares      Amount   Excess of Par  Earnings
                                ---------     ------     ---------      ------   ---------      ------   -------------  --------

Balance - January 1,  1994       2,991,304   $ 59,826    14,400        $  144    (35,000)    $  (66,729)  $4,945,118   $ 2,332,658

Issuance of common stock
  in connection
  with acquisitions                312,500      6,250      -              -        -             -           574,375          -

Issuance of preferred stock          -          -         3,200            32      -             -           319,968          -

Cancellation of shares
  previously issued in
  connection with asset
  acquisition                      (15,000)      (300)     -              -        -             -           (22,200)         -

Retirement of treasury stock       (35,000)      (700)     -              -      35,000         66,729       (66,029)         -

Conversion of preferred stock      452,543      9,051    (4,142)          (41)     -             -            (9,010)         -

Exercise of warrants                91,875      1,838      -              -        -             -            70,037          -

Dividends - preferred stock          -            -        -              -        -             -              -          (7,129)

Other                                3,500         70      -              -        -             -             7,320          -

Net income - year ended
  December 31, 1994                  -            -        -              -        -             -              -         292,887
                                 ---------   --------    ------        ------    -------     ----------  -----------   ----------

                                 3,801,722    $76,035    13,458          $135       -       $    -        $5,819,579   $2,618,416
                                 =========   ========    ======        ======    =======     ==========  ===========  ===========



                 See Notes to Consolidated Financial Statements.

                                       F-6




                     ENVIRONMENTAL SERVICES OF AMERICA, INC.

                                AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993




                                      Common Stock          Preferred Stock          Treasury Stock
                                      ------------          ---------------          --------------         Paid in
                                 Number                   Number                  Number                  Capital in    Retained
                                of Shares     Amount     of Shares      Amount   of Shares     Amount    Excess of Par  Earnings
                                ---------     ------     ---------      ------   ---------     ------    -------------  --------

Balance - January 1,  1995       3,801,722   $ 76,035      13,458      $  135        -         $     -   $5,819,579     $ 2,618,416


Issuance of common
  stock in connection
  with consulting services           5,000        100        -              -         -              -        8,500           -


Dividends - preferred stock          -          -            -              -         -              -        -              (4,806)


Net (loss) - year ended
  December 31, 1995                  -            -          -              -         -              -        -          (  982,240)
                                 ---------   --------    --------      ------    ---------    ---------  ----------      ----------


                                 3,806,722    $76,135      13,458        $135         -        $   -     $5,828,079      $1,631,370
                                 =========   ========    ========      ======    =========    =========  ==========      ==========





                 See Notes to Consolidated Financial Statements.



                                       F-7















                     ENVIRONMENTAL SERVICES OF AMERICA, INC.

                                AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                               FOR THE YEARS ENDED



                                                                                            DECEMBER 31,
                                                                                            ------------
                                                                            1995                1994               1993
                                                                            ----                ----               ----

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income (loss)                                                    $(  982,240)        $   292,887        $    32,084
   Adjustments to reconcile net income
      (loss) to net cash provided by
      operating activities:
         Depreciation and amortization                                    1,777,443           1,311,502            921,345
         Deferred income taxes                                           (  335,000)         (   90,900)             -
         Decrease (Increase) in accounts
                receivable                                                2,066,458          (1,555,696)        (2,089,934)
            Decrease (Increase) in prepaid
            expenses and deposits                                           124,040            (252,404)            38,743
         (Increase) in prepaid and refundable
            income taxes                                                 (  370,286)              -                  -
         Decrease (Increase)in other
            current assets                                                  129,464             414,837         (  770,132)
         (Decrease) Increase in accounts
            payable and accrued expenses                                 (1,373,346)            856,045          1,944,371
         (Decrease) Increase in income
            taxes payable                                                (  115,002)            135,838         (   22,683)
                                                                         ----------          ----------         ----------
                Total Adjustments                                         1,903,771             819,222             21,710
                                                                         ----------          ----------         ----------

                Net Cash Provided by Operating
                 Activities                                                 921,531           1,112,109             53,794
                                                                         ----------          ----------         ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Additions to property and equipment, net                              (1,027,445)         (  836,670)        (1,116,791)
   (Increase) in customer list                                                -              (   62,500)        (  105,000)
   Decrease (Increase) in other assets                                       84,779          (  328,771)        (   33,995)
   Acquisition of subsidiaries                                                -              (1,063,451)              -
                                                                         ----------          ----------         ----------

                Net Cash (Used In) Investing
                 Activities                                              (  942,666)         (2,291,392)        (1,255,786)
                                                                         ----------          ----------         ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Payments of long-term debt                                            (1,870,519)         (1,319,451)        (  401,537)
   Increase in notes payable-bank                                           820,000             175,000          1,325,000
   Redemption of stock                                                        -                    -            (  107,193)
   Exercise of warrants and other                                             8,600              56,766               -
   Dividends                                                             (    4,806)         (    7,129)        (    9,194)
   Insurance of preferred stock                                               -                 320,000               -
   Increase in long-term debt                                             1,128,780           2,040,000            133,962
                                                                         ----------          ----------         ----------

                Net Cash Provided by
                 Financing Activities                                        82,055           1,265,186            941,038
                                                                         ----------          ----------         ----------

NET INCREASE (DECREASE) IN CASH AND CASH
   EQUIVALENTS                                                               60,920              85,903           (260,954)

CASH AND CASH EQUIVALENTS - Beginning                                       600,272             514,369            775,323
                                                                         ----------          ----------         ----------

CASH AND CASH EQUIVALENTS - Ending                                      $   661,192         $   600,272        $   514,369
                                                                         ==========          ==========         ==========




                See Notes to Consolidated Financial Statements.


                                      F-8





                     ENVIRONMENTAL SERVICES OF AMERICA, INC.

                                AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                               FOR THE YEARS ENDED






                                                                                            DECEMBER 31,
                                                                                            ------------
                                                                            1995                1994               1993
                                                                            ----                ----               ----

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
   INFORMATION:
      Cash paid during the year for:

           Income taxes                                                $ 170,371           $ 103,446           $  39,467
                                                                        ========            ========            ========

           Interest                                                    $ 552,972           $ 330,302           $ 167,104
                                                                        ========            ========            ========





                   SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING

                            AND FINANCING ACTIVITIES


   YEAR ENDED DECEMBER 31, 1995:

   The Company purchased property and equipment for $232,870, a portion of which purchase price was financed. The purchases were accounted for as follows:

      Cost of property and equipment                                $   232,870
      Cash paid at time of acquisition                                    4,984
                                                                     ----------
      Debt incurred                                                 $   227,886
                                                                     ==========


                                       F-9





YEAR ENDED DECEMBER 31, 1994:

   The Company purchased property and equipment for $529,015, a portion of which purchase price was financed. The purchases were accounted for as follows:

      Cost of property and equipment                                $   529,015
      Cash paid at time of acquisition                                   15,520
                                                                     ----------
      Debt incurred                                                 $   513,495
                                                                     ==========

   Preferred shareholders converted 3,376 shares of Series A preferred stock and 766 shares of Series B preferred stock into a total of 452,543 shares of common stock. The transactions were accounted for as follows:

      Common stock                                                  $     9,051
      Preferred stock                                                (       41)
      Paid-in capital in excess of par                               (    9,010)
                                                                     ----------
                                                                    $     -
                                                                     ==========
   The Company retired 35,000 shares of common stock previously held as treasury stock. The transaction was accounted for as follows:

      Common stock                                                  $(      700)
      Paid-in capital in excess of par                               (   66,029)
      Treasury stock                                                     66,729
                                                                     ----------
                                                                    $      -
                                                                     ==========
During the year, the Company acquired substantially all of the assets, subject to certain liabilities, of two treatment, storage and disposal facilities and an environmental consulting and remediation business. The aggregate purchase price was $2,010,320 consisting of cash and shares of stock. The transactions are summarized as follows:

      Working capital acquired, other than cash                     $(  549,088)
      Property and equipment acquired                                 3,059,173
      Permits acquired                                                  213,291
      Goodwill acquired                                                 430,854
      Long-term debt acquired                                        (1,237,154)
      Other long-term liabilities acquired                           (  273,000)
      Common stock issued                                            (  580,625)
                                                                     ----------
           Net cash used in acquisition                             $ 1,063,451
                                                                     ==========

YEAR ENDED DECEMBER 31, 1993:

   The Company purchased property and equipment for $400,590, a portion of which purchase price was financed. The purchases were accounted for as follows:

      Cost of property and equipment                                $   400,590
      Cash paid at time of acquisition                                   21,055
                                                                     ----------
      Debt incurred                                                 $   379,535
                                                                     ==========








                                       F-10





YEAR ENDED DECEMBER 31, 1993: (Continued)

   The Company refinanced existing debt during the year realizing cash proceeds in excess of previously existing debt. The transaction was accounted for as follows:

      Total new debt$                                                   251,250
      Cash received                                                  (  133,962)
      Debt refinanced                                                $  117,288
                                                                     ==========

   During the year, the Company acquired property and equipment and customer lists in exchange for the issuance of 15,000 shares of common stock, the assumption of long-term debt and cash. The transaction was accounted for as follows:

      Cost of property and equipment                                $   107,550
      Cash paid at time of acquisition                                    9,021
                                                                     ----------
      Debt incurred                                                 $    98,529
                                                                     ==========

      Cost of customer list                                         $   127,500
      Common stock issued                                            (   22,500)
                                                                     ----------
      Cash paid                                                     $   105,000

   In connection with the former owners of TRI-S having guaranteed the collectibility of certain assets, such individuals agreed to a reduction of notes payable due them as well as to the cancellation of 46,425 shares of stock previously issued to them in connection with the acquisition of TRI-S. The transaction was accounted for as follows:

      Cancellation of common stock                                  $    92,850
      Cancellation of debt                                               65,409
                                                                     ----------
      Reduction of other current assets                             $   158,259
                                                                     ==========
                                       F-11





                     ENVIRONMENTAL SERVICES OF AMERICA, INC.

                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 1 -         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                 A summary of the major accounting policies followed by the Company in the preparation of the accompanying financial statements is set forth below:

                 (a)     PRINCIPLES OF CONSOLIDATION:
                         The consolidated financial statements include the accounts of Environmental Services of America, Inc. and its wholly-owned subsidiaries. All significant intercompany transactions and balances have been eliminated.

                 (b)     BUSINESS:
                         The Company is engaged in the business of providing for the control, cleanup, removal, transportation and disposal of hazardous waste; related geological testing and consulting; and air monitoring and testing services for private and public entities.

                 (c)     REVENUE RECOGNITION:
                         The Company's policy is to record revenue as earned and expenses are recognized as incurred.

                 (d)     CASH AND CASH EQUIVALENTS:
                         For purposes of the statement of cash flows, the Company considers cash and cash equivalents to include cash on hand, amounts due from banks, and any other highly liquid debt instruments purchased with a maturity of three months or less.

                 (e)     PROPERTY AND EQUIPMENT:
                         Depreciation of property and equipment is computed using the straight-line and double declining balance methods over the estimated useful lives of the related assets. Costs and related accumulated depreciation are deducted from the accounts on retirement or disposal and any resulting gain or loss is reflected in income. Betterments and major renewals or replacements are capitalized; expenditures for repairs and maintenance are charged against income.

                 (f)     GOODWILL:
                         Goodwill represents the excess of cost over the fair value of net assets of acquired businesses, and is being amortized on a straight-line basis over periods ranging from twenty to forty years.






                                       F-12





NOTE 1 -         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

                 (g)     DEFERRED PERMIT COSTS:
                         Deferred permit costs, representing costs incurred in connection with obtaining permits required by regulatory agencies, are amortized over the period for which the permits are effective.

                 (h)     INCOME TAXES:
                         The provision for income taxes is based on elements of income and expense as reported in the statement of operations. Deferred income taxes are provided for timing differences between financial statement and income tax reporting.

                         The Company has recorded a deferred tax asset of $425,900 principally reflecting the availability of alternative minimum tax credits. Realization is dependent on generating taxable income in amounts sufficient to utilize such credits. Although realization is not assured, management believes it is more likely than not that all of the deferred tax asset will be realized. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income are reduced.

                 (i)     EARNINGS PER SHARE:
                         Earnings per share of common stock is calculated based on the weighted average number of shares and equivalent shares outstanding during the period.

                 (j)     ESTIMATES:
                         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2 -         ACQUISITIONS

                 Effective April 1, 1994, ENSA of Indiana, Inc. ("ENSA-IN") and ENSA of Missouri, Inc. ("ENSA-MO"), newly formed subsidiaries of the Company, acquired substantially all of the assets of Industrial Fuels and Resources, Inc. and Industrial Fuels and Resources of Missouri, Inc., respectively, which operated two treatment, storage, and disposal facilities. The total cost of the acquisition was $1,336,126 which approximated the fair value of the net assets acquired. The transaction was accounted for as a purchase and, accordingly, the financial statements include the operations of ENSA-IN and ENSA-MO beginning April 1, 1994.



                                       F-13





NOTE 2 -         ACQUISITIONS (Continued)

                 On August 12, 1994, ENSA Environmental, Inc., a newly formed subsidiary of the Company, acquired certain assets and assumed certain liabilities of Earth Science Technologies, Inc., an environmental consulting and remediation business. The total cost of the acquisition was $674,194, which exceeded the fair value of the net assets acquired by $430,854. The excess is being amozitized on the straight-line method over twenty years. The financial statements include the operations of ENSA Environmental, Inc. beginning August 12, 1994.

                 The following summarized pro forma information assumes the acquisitions had occurred at the beginning of the periods presented and does not purport to be indicative of what would have occurred had the acquisitions been made as of those dates.

                                                 Year ended December 31,
                                                 -----------------------
                                               1994                  1993
                                               ----                  ----

                       Net sales          $ 35,747,924           $ 36,164,697
                                           ===========            ===========
                       Net income (loss)  $    142,390           $(    76,449)
                                           ===========            ===========

                       Earnings (loss)
                         per Common Share $        .03           $(       .02)
                                           ===========            ===========

NOTE 3 -         PROPERTY AND EQUIPMENT

                 Property and equipment is reflected at cost, net of accumulated depreciation and amortization, and is summarized as follows:


                                                                      December 31,
                                                                      ------------                     Depreciable
                                                                  1995                    1994            Lives
                                                                  ----                    ----         -----------


                 Land                                       $    199,126            $    199,126            -
                 Buildings and improvements                    4,026,128               3,548,361        31.5 Years
                 Equipment and vehicles                        6,032,822               5,237,282        3-7 Years
                 Furniture, fixtures and office
                   equipment                                   1,212,458               1,327,859        3-7 Years
                 Leasehold improvements                            7,543                 309,257        Lease term
                                                             -----------             -----------
                                                              11,478,077              10,621,885
                 Accumulated depreciation and
                   amortization                              ( 4,527,207)            ( 3,302,172)
                                                             -----------             -----------
                                                            $  6,950,870            $  7,319,713
                                                             ===========             ===========


                                      F-14





NOTE 4 -         NOTES PAYABLE - BANK

                 Represents borrowings under a revolving credit line, expiring April 30, 1996 (see Note 10(b)), pursuant to the terms of which, the Company may borrow up to $3,000,000, including a maximum of $1,000,000 which may be utilized for standby letters of credit. Borrowings bear interest at one-half percent above the bank's base lending rate (9.0 percent at December 31, 1995). The borrowing agreement, among other things, requires the Company to maintain specified levels of tangible net worth, a specified minimum current ratio and limits the annual capital expenditures the Company may make. Borrowings under the revolving credit line, including outstanding letters of credit, plus the outstanding balance of the Company's term loan (Note 5(a)) may not exceed seventy percent of eligible accounts receivable. The revolving credit line and term loan are collateralized by the Company's accounts receivable.

NOTE 5 -         LONG-TERM DEBT

                 Long-term debt consists of the following:



                                                                                              December 31,
                                                                                              ------------
                                                                                     1995                     1994
                                                                                     ----                     ----


                 Term loan-bank (a)                                               $ 1,575,000             $ 1,875,000
                 Term loan (b)                                                        780,214                   -
                 Term loan-bank (c)                                                   229,167                   -
                 Term loan-bank (d)                                                    57,000                   -
                 Notes payable - equipment (e)                                        399,784               1,639,870
                 Notes payable - individual (f)                                        52,183                  92,331
                                                                                   ----------              ----------
                                                                                    3,093,348               3,607,201
                 Less current portion                                               2,089,290               1,148,149
                                                                                   ----------              ----------

                                                                                  $ 1,004,058             $ 2,459,052
                                                                                   ==========              ==========


                 (a)    TERM LOAN-BANK:
                        Represents the balance of a $2,000,000 term loan repayable in equal monthly principal installments of $25,000, plus interest at one percent above the bank's base rate (9.5 percent at December 31, 1995), through April 30, 1996 (see Note 10(b)) at which date all remaining unpaid principal is due.

                 (b)    TERM LOAN:
                        Represents a term loan due in equal monthly installments of $21,757 through July 1999 including interest at 10.25 percent per annum. The obligation is collateralized by property and equipment.

                 (c)    TERM LOAN-BANK:
                        Represents a term loan repayable in equal monthly principal installments of $5,729, plus interest at 9.25 percent through April 1999. The obligation is collateralized by property and equipment.




                                       F-15





NOTE 5 -         LONG-TERM DEBT (Continued)

                 (d)    TERM LOAN-BANK:
                        Represents a term loan repayable in equal monthly principal installments of $1,583, plus interest at one percent above the bank's base rate (9.5 percent at December 31, 1995), through December 1998. The obligation is collateralized by property and equipment.

                 (e)    NOTES PAYABLE - EQUIPMENT:
                        Represents various equipment installment notes payable, with current monthly payments aggregating approximately $19,800 including interest at rates ranging from 7.25 to
                        11.75 percent, which are collateralized by the equipment. The terms of payment of these installment notes range between 36 and 60 months.

                 (f) NOTES PAYABLE - INDIVIDUAL: Represents notes payable to an individual due in equal monthly installments of $3,965, including interest at 10 percent, through February 1997. The obligation is collateralized by the accounts receivable of Northeast Environmental Services, Inc.

                        Aggregate annual maturities applicable to long-term debt are as follows:
                               1996                                 $ 2,089,290
                               1997                                     421,087
                               1998                                     373,963
                               1999                                     182,339
                               2000                                      13,342
                               Thereafter                                13,327
                                                                     ----------
                                                                    $ 3,093,348
                                                                    ===========

NOTE 6 -         CAPITAL STOCK

                 (a)    PREFERRED STOCK:
                        In connection with a private placement in December 1989, the Company issued 4,000 shares of its $.01 par value preferred stock, as Series A, 5 percent cumulative, convertible, fully participating preferred stock. Each Series A preferred share was convertible into 125 common shares at any time by preferred stockholders.

                        In connection with a private placement in June 1990, the Company issued 12,000 shares of its $.01 par value preferred stock, as Series B, 6 percent cumulative, convertible, fully participating preferred stock. Each Series B preferred share was originally convertible into 33 1/3 common shares at any time by preferred stockholders. In May 1991, a number of Series B shareholders elected to have each Series B preferred share they owned become convertible into 41 2/3 common shares instead of 33 1/3 common shares in exchange for, among other things, agreeing to give up the right to receive dividends. During 1994, in consideration of a one year extension of the due date of the Series B preferred shares, the conversion rates were increased by 10 percent to 45.83 and 36.67 shares, respectively.


                                       F-16





NOTE 6 -         CAPITAL STOCK (Continued)

                        In connection with a private placement in April, 1994, the Company issued 3,200 shares of $.01 par value convertible preferred stock, Series C, at $100 per share, realizing proceeds of $320,000. Holders of Series C preferred stock shall be entitled to dividends as and when and only in the event that, dividends are declared and paid on common stock. The amount of the Series C dividends would be based on the common stock dividend declared as if such shares of Series C preferred stock had been converted to common stock. Each Series C preferred share is convertible into 55 common shares at any time by preferred shareholders.

                        During the year ended December 31, 1993, the Company redeemed 413 shares of Series A preferred stock, 139 shares of Series B preferred stock and 8,682 shares of common stock for total consideration of $107,193.

                        During the year ended December 31, 1994, 3,376 shares of Series A preferred stock and 766 shares of Series B preferred stock were converted into a total of 452,543 shares of common stock. As of December 31, 1994, no Series A preferred stock remained outstanding.

                        As of December 31, 1995, of the 10,258 shares of Series B Preferred Stock outstanding, 545 shares are convertible at 36.67 common shares per preferred share and are entitled to receive dividends and 9,713 shares are convertible at 45.83 common shares per preferred share.

                        Under a mandatory redemption provision, the Company is required to redeem the Series B and Series C preferred stocks for $100 per share in June 1996 and April 1999, respectively.

                 (b)    COMMON STOCK:
                        During the year ended December 31, 1995, the Company issued 5,000 shares of common stock in consideration of consulting services.

                 (c)    TREASURY STOCK:
                        In August 1992, the Company purchased 35,000 shares of its common stock on the open market for $66,729. Such shares were retired in September 1994.

NOTE 7 -         WARRANTS AND STOCK OPTIONS

                 (a)    WARRANTS:
                        Pursuant to its December 1989 and June 1990 private placements the Company issued 187,500 Series A Warrants and 419,038 Series B Warrants, respectively. Such warrants entitled the holders to purchase a like number of common shares at an exercise price of $1.00 per share as to the Series A Warrants and $1.70 as to the Series B Warrants. The warrants expired five years from their dates of issuance.


                                      F-17





NOTE 7 -         WARRANTS AND STOCK OPTIONS (Continued)

                        During the year ended December 31, 1994, 71,875 Series A Warrants were exercised and an additional 37,500 series A Warrants were cancelled in exchange for 20,000 shares of common stock.

                        As of December 31, 1995, all warrants had either been exercised or had expired.

                 (b)    STOCK OPTIONS:
                        On October 12, 1987, the Company's Incentive Stock Option Plan became effective, pursuant to which options for up to 50,000 shares of common stock may be granted. In November 1991, options were granted for 50,000 shares of common stock at an exercise price of $3.3125 per share. During the year ended December 31, 1992, options to purchase 19,000 shares were cancelled. On February 16, 1993, the remaining 31,000 options were converted to options under the 1990 Performance Incentive Stock Option Plan.

                        On August 8, 1990, the 1990 Performance Incentive Stock Option Plan was approved by the Board of Directors, pursuant to which options for up to 150,000 shares of common stock could be granted. On February 18, 1992, the Plan was amended to increase the number of shares for which options can be granted to 400,000. Generally, options expire three years from their date of vesting. Information with respect to options under this plan follows:



                                                                                                      Option Price
                                                                                                      ------------
                                                                  Shares                 Per Share                   Aggregate
                                                                  ------                 ---------                   ---------

                 Outstanding
                  January 1, 1993                                217,500                $3.00 to $3.25             $   681,250
                 Issued                                          150,000                $2.00 to $3.00                 335,000
                 Cancelled                                      (137,000)               $3.00 to $3.25              (  439,750)
                 Transfer from 1987 Plan                          31,000                         $3.00                  93,000
                                                          --------------                 -------------              ----------
                 Outstanding
                  December 31, 1993                              261,500               $2.00 to $3.00                  669,500
                 Cancelled                                      ( 30,500)                       $3.00               (   91,500)
                                                          --------------                -------------               ----------
                 Outstanding
                  December 31, 1994                              231,000               $2.00 to $3.00                  578,000
                 Cancelled                                      (  9,500)                       $3.00                  (28,500)
                                                          --------------                -------------               ----------
                 Outstanding
                  December 31, 1995                              221,500               $2.00 to $3.00              $   549,500
                                                          ==============                =============               ==========


                 At December 31, 1995, options were exercisable for a total of 221,500 shares and options for the purchase of 178,500 shares were available for future grant.

NOTE 8 -         INCOME TAXES

                 The Company files a consolidated Federal income tax return with its subsidiaries.



                                      F-18





NOTE 8 -         INCOME TAXES (Continued)

                 The provision (benefit) for income taxes consists of the following:


                                                                                Years Ended December 31,
                                                                                ------------------------
                                                                      1995                1994                  1993
                                                                      ----                ----                  ----


                 Federal income taxes:
                   Current                                         $(292,900)          $ 254,300             $ 13,500
                   Deferred                                         (203,600)           ( 90,900)                   -
                 State income taxes:
                   Current                                            39,900              74,000               41,000
                   Deferred                                         (131,400)                  -                    -
                                                                    --------            --------              -------
                 Provision (benefit) for income taxes              $(588,000)          $ 237,400             $ 54,500
                                                                    ========            ========              =======


                 A reconciliation of income tax expense (benefit) at the federal statutory rate to income tax expense (benefit) at the Company's effective rate is as follows:



                                                                                Years Ended December 31,
                                                                                ------------------------
                                                                      1995                1994                  1993
                                                                      ----                ----                  ----

                 Computed tax at the
                   federal statutory rate                          $(533,600)          $ 180,300             $ 29,400
                 State income tax -
                   net of federal tax
                   benefits                                         ( 60,100)             48,800               27,100
                 Amortization of goodwill - not
                   deductible                                         11,500              11,500               11,500
                 Other, net                                         (  5,800)           (  3,200)            ( 13,500)
                                                                    --------            --------             --------

                        Income tax expense
                            (benefit)                              $(588,000)           $237,400            $  54,500
                                                                    ========             =======             ========


                 The components of the net deferred tax asset as of December 31, 1995 are as follows:

                 Deferred tax asset:
                    Alternative minimum tax credit                    $ 294,500
                    Net operating loss carryforward                     131,400
                    Allowance for doubtful accounts                     155,000
                                                                       --------
                                                                        580,900
                 Deferred tax liability:
                    Depreciation                                        155,000


                 Net deferred tax asset                               $ 425,900
                                                                       ========

NOTE 9 -         COMMITMENTS AND CONTINGENCIES

                 (a)    EMPLOYMENT AGREEMENTS:
                        The Company has employment contracts with two officers, both of which expire December 31, 1996. Aggregate annual compensation pursuant to the contracts is $266,000 plus cost of living increases.


                                      F-19





NOTE 9 -         COMMITMENTS AND CONTINGENCIES (Continued)

                 (b)    LEASES:
                        The Company is obligated under the terms of long-term leases for office space which expire at various dates through February 2002. The following is a schedule by year of future minimum rental payments required under operating leases that have initial or remaining noncancellable lease terms in excess of one year as of December 31, 1995:

                               Year Ending
                               December 31,
                               1996                                 $   580,000
                               1997                                     446,000
                               1998                                     199,000
                               1999                                      89,000
                               2000                                      89,000
                               Thereafter                               104,000
                                                                     ----------
                                                                    $ 1,507,000
                                                                    ===========

                        Certain of these leases contain renewal options ranging from five to ten years. Additionally, two leases provide the Company with an option to purchase the properties.

                        Rent expense for the years ended December 31, 1995, 1994 and 1993 approximated $792,000, $463,000 and $347,000, respectively.

                 (c)    LEGAL MATTERS:
                        The Company is a defendant, together with numerous other parties, in an action by the owner of a building against the prior owner and all persons and companies hired by the prior owner to clean-up contaminated oil spills existing on the property prior to the sale and, in connection therewith, to conduct certain tests. The suit contends that the cleanup and/or the testing, some of which was done by the Company, was conducted negligently, and that misrepresentations were made by the prior owner concerning the true level of remaining contamination, and seeks $3.5 million in damages. Based on facts obtained during discovery, management believes, based upon the advice of counsel, that its exposure for damages to the plaintiff is not material.

                        The Company and its subsidiaries are also involved in other litigation arising in the normal course of business. While the results of such litigation cannot be predicted with certainty, management, based upon the advice of counsel, believes that the final outcome will not have a material adverse effect on the Company's results of operations or financial position.







                                       F-20





NOTE 10 -         SUBSEQUENT EVENTS

                  (a) On January 25, 1996, the Company entered into an Agreement and Plan of Merger ("Merger Agreement") pursuant to which, subject to shareholder approval, the Company would merge with ENSA Acquisition Corp. ("EAC"), a wholly-owned subsidiary of ERD Waste Corp. ("ERD"), thereby becoming a wholly-owned subsidiary of ERD.

                        Concurrent with the execution of the Merger Agreement, the Company and ERD executed a Securities Purchase Agreement providing for a loan by ERD to the Company (the "Bridge Loan") of $500,000, and the issuance to ERD of 500,000 shares (the "Escrow Shares") of common stock. The Bridge Loan is subordinated in right of payment to the Company's indebtedness to its principal bank lender. Repayment of the Bridge Loan is due on December 31, 1996, together with interest at the prime rate.

                        Pursuant to the Securities Purchase Agreement, the Escrow Shares have been placed in escrow. One half of such shares will be released to ERD on December 31, 1996 if the Bridge Loan is not repaid on or before such date, and one half of such shares will be released to ERD on June 30, 1997 if the Bridge Loan is not repaid on or before such date.

                  (b) On March 28, 1996, the Company's principal bank lender extended the due date of the Company's notes payable (Note 4) and Term Loan (Note 5(a)) from April 30, 1996 to the earlier of June 15, 1996 or the date that the Company is acquired by ERD.

                  (c) On April 4, 1996, EAC offered to purchase all the out-standing shares of common stock of the Company at $1.66 per share, net to the seller in cash, upon the terms and conditions set forth in the Offer to Purchase dated April 4, 1996. The offer is conditional upon, among other things, there being validly tendered and not withdrawn prior to the expiration of the Offer, at least that number of shares which would constitute a majority of the shares on a fully diluted basis.

                                       F-21